EXECUTION

AMENDMENT NUMBER 12

TO THE

TRANSFER AGENCY AND SERVICES AGREEMENT

This Amendment Number 12 To The Transfer Agency And Services Agreement, dated as of August 27, 2026 (“Amendment”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and UBS Series Funds (“Fund”), on its own behalf and on behalf of each of its portfolios listed on the Exhibit 1 attached to this Amendment.

Background

BNYM (under its former names First Data Investor Services Group, Inc.) and the Fund (under its former name Mitchell Hutchins Institutional Series) (collectively, the “Parties”) entered into a Transfer Agency And Services Agreement, dated as of August 3, 1998 (the “Original Agreement”).

BNYM (under its current name or under its former name, PFPC Inc.) and the Fund (under one of its former names, UBS Money Series or Mitchell Hutchins LIR Money Series) entered into eleven amendments to the Original Agreement, dated March 5, 2001, October 1, 2003, March 17, 2004, August 28, 2007, April 13, 2012, January 8, 2016, March 28, 2016, January 4, 2017, May 25, 2018, April 30, 2020, and October 2, 2024.

BNYM (under its former name PFPC Inc.) and UBS Select Prime Institutional Fund (under its former name UBS Select Money Market Fund), a series of the Fund, entered into one amendment to the Original Agreement, dated October 1, 2003.

The Original Agreement and all amendments thereto recited above are collectively referred to herein as the “Current Agreement”.

Terms

In consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties intending to be legally bound agree as set forth above and as follows:

1.  Modifications to Current Agreement. The Current Agreement is amended as follows:

(a)  Exhibit 1 - List of Portfolios is hereby deleted and replaced in its entirety with the Exhibit 1 - List of Portfolios attached to this Amendment.

(b)  Schedule B is hereby deleted and replaced in its entirety with the Schedule B attached to this Amendment.

2.  Adoption of Amended Agreement by New Portfolios. The Portfolio that has been added to Exhibit 1 attached hereto by virtue of this Amendment acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Current Agreement as amended by this Amendment (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Portfolio prior to the date first written above, as of the date BNYM first provided services to the Portfolio, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date.

3.  Remainder of Current Agreement. Except as explicitly amended by this Amendment, the terms and provisions of the Current Agreement are hereby ratified, declared and remain in full force and effect.

4.  Governing Law. The governing law of the Current Agreement shall be the governing law of this Amendment.

5.  Entire Agreement. This Amendment constitutes the complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.  Signatures (Including Electronic); Counterparts. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of the Amendment, by a manual signature on a copy of the Amendment transmitted by facsimile transmission, by a manual signature on a copy of the Amendment transmitted as an imaged document attached to an email, or by inserting an image of a signature into an electronic copy of the Amendment by electronic, digital or other technological methods (i.e., an “electronic signature”). Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives designated below as of the date first written above. An authorized representative, if executing this Amendment by electronic signature (as referenced in Section 6 hereof), affirms authorization to execute this Amendment by electronic signature and that the electronic signature represents an intent to enter into this Amendment and an agreement with its terms.

UBS Series Funds,		BNY Mellon Investment Servicing (US) Inc.
on its own behalf and on behalf of each of
its portfolios listed on Exhibit 1, each in its		By:	/s/ Allison M. Gardner
individual and separate capacity
		Name:	Allison M. Gardner
By:	/s/ Mark E. Carver
		Title:	Senior Vice President
Name: Mark E. Carver

Title: President

By:	/s/ Rose Ann Bubloski

Name: Rose Ann Bubloski

Title: Treasurer

Exhibit 1

(Revised as of August 27, 2026)

LIST OF PORTFOLIOS

Limited Purpose Cash Investment Fund

UBS Liquid Reserves Fund*

UBS Prime Preferred Fund

UBS Prime Reserves Fund

UBS Select Government Institutional Fund

UBS Select Government Preferred Fund

UBS Select Treasury Institutional Fund

UBS Select Treasury Preferred Fund

UBS Ultra Short Income Fund

Cantor Fitzgerald Government Money Market Fund

UBS Select 100% US Treasury Institutional Fund

UBS Select 100% US Treasury Preferred Fund

*Services for this Fund provided effective August 12, 2026.

SCHEDULE B

Amendments to the Transfer Agency And Services Agreement

Name	Date

Amendment Number 1 To The Transfer Agency And Services Agreement between Mitchell Hutchins LIR Money Series (formerly known as Mitchell Hutchins Institutional Series) and PFPC Inc. (formerly known as First Data Investor Services Group, Inc.)

3/5/2001

Amendment to Transfer Agency and Related Services Agreement between PFPC Inc. and the UBS Select Prime Institutional Fund (under its former name, UBS Select Money Market Fund, which was previously known as Brinson Select Money Market Fund and Mitchell Hutchins LIR Select Money Market Fund)

Dated October 1, 2003, with signature of PFPC Inc. dated January 20, 2004

Amendment Number 3 To The Transfer Agency and Services Agreement between UBS Series Funds (under its former name, UBS Money Series, which was previously known as the Brinson Money Series and the Mitchell Hutchins LIR Money Series) and PFPC Inc.

3/17/2004

Amendment Number 4 To The Transfer Agency and Services Agreement between UBS Series Funds (under its former name, UBS Money Series, which was previously known as the Brinson Money Series and the Mitchell Hutchins LIR Money Series) and PFPC Inc.

8/28/2007

Amendment Number 5 To The Transfer Agency and Services Agreement between UBS Series Funds (under its former name, UBS Money Series, which was previously known as the Brinson Money Series and the Mitchell Hutchins LIR Money Series) and BNY Mellon Investment Servicing (US) Inc. (formerly known as PFPC Inc.)

4/13/2012

Amendment Number 6 To The Transfer Agency and Services Agreement between UBS Series Funds (under its former name, UBS Money Series, which was previously known as the Brinson Money Series and the Mitchell Hutchins LIR Money Series) and BNY Mellon Investment Servicing (US) Inc.

1/8/2016

Amendment Number 7 To The Transfer Agency and Services Agreement between UBS Series Funds (under its former name, UBS Money Series, which was previously known as the Brinson Money Series and the Mitchell Hutchins LIR Money Series) and BNY Mellon Investment Servicing (US) Inc.

3/28/2016

Amendment Number 8 To The Transfer Agency and Services Agreement between UBS Series Funds (under its former name, UBS Money Series, which was previously known as the Brinson Money Series and the Mitchell Hutchins LIR Money Series) and BNY Mellon Investment Servicing (US) Inc.

1/4/2017

Amendment Number 9 To The Transfer Agency and Services Agreement between UBS Series Funds (under its former name, UBS Money Series, which was previously known as the Brinson Money Series and the Mitchell Hutchins LIR Money Series) and BNY Mellon Investment Servicing (US) Inc.

5/25/2018
Amendment Number 10 To The Transfer Agency and Services Agreement between UBS Series Funds and BNY Mellon Investment Servicing (US) Inc.	4/30/2020

Amendment Number 11 To The Transfer Agency and Services Agreement between UBS Series Funds and BNY Mellon Investment Servicing (US) Inc.	10/2/2024
Amendment Number 12 To The Transfer Agency and Services Agreement between UBS Series Funds and BNY Mellon Investment Servicing (US) Inc.	8/27/2026